Exhibit 99.1

LIBERTY MEDIA REPORTS FIRST QUARTER 2012 FINANCIAL RESULTS

Englewood, Colorado, May 8, 2012 - Liberty Media Corporation (“Liberty Media”) (Nasdaq: LMCA, LMCB) today reported first quarter 2012 results. Highlights include(1):

•	Increased STARZ and ENCORE subscriptions by 7% and 2%, respectively

•	Concluded season two of Spartacus: Vengeance, the STARZ Original series, on March 30, with strong, sustained viewership throughout the season

•	Debuted Magic City, the STARZ Original series, with the first three episodes available for sampling on multiple linear and digital platforms

•	Extended Starz affiliation agreements with DIRECTV and Cox Communications

•	Barnes & Noble announced a strategic investment by Microsoft in its digital and college businesses

•
Entered into a forward purchase contract for 302 million shares of SiriusXM, with a forward price of $2.15 per share for a total notional amount of $650 million. If physically settled, will increase Liberty's ownership to 45.2% on an as-converted basis

•	Repurchased $120 million of Liberty Media stock from February 1 through April 30, 2012

“Starz again posted impressive subscriber gains and accelerated its slate of STARZ Original content with the debut of its new series, Magic City,” stated Greg Maffei, Liberty Media President and CEO. “We are very pleased that Microsoft announced an investment in Barnes & Noble's digital and college businesses. This is validation of their strategy and provides a strong partner to help grow the eBook business both domestically and internationally on multiple platforms. We also entered into a forward purchase contract covering 302 million shares of SiriusXM, which is scheduled to close early in the third quarter. These shares will increase Liberty's ownership to 45.2% on an as-converted basis.”

Liberty Media's revenue decreased 55% to $440 million in the first quarter, adjusted OIBDA decreased 77% to $110 million and operating income decreased 81% to $89 million. The decrease in revenue, adjusted OIBDA and operating income was a direct result of a significant recognition of deferred revenue and costs in the previous year at our subsidiary TruePosition, Inc.

Starz, LLC
“The first quarter of 2012 continued the solid performance of the Starz businesses, highlighted by the flagship STARZ channel hitting an all-time high of 20.1 million subscribers and ENCORE at 33.6 million,” said Chris Albrecht, Starz, LLC, CEO. “We were very pleased to renew distribution agreements with DIRECTV and Cox Communications, with both deals including TV Everywhere rights for multiplatform access to premium subscribers of our channels and services. Starz continues to build on its original programming strategy to create cinematic, spectacle television that works well for both domestic and international audiences. Our franchise series, Spartacus, concluded its second season with strong viewership, and Magic City is performing well both domestically and abroad. Starz is working with visionary filmmakers for its future original programming series, including David Goyer for Da Vinci's Demons and Michael Bay for the recently announced Black Sails.”

Starz's revenue increased 4% to $405 million for the first quarter. The increase in revenue for the first quarter was primarily a result of increases in revenue for the Starz Channels and Starz Distribution businesses which were partially offset by a decrease in revenue for the Starz Animation business.

Starz's adjusted OIBDA decreased 3% to $127 million for the first quarter. The decrease was primarily as a result of a decrease in the Starz Distribution business which more than offset improved results by the Starz Channels business. Adjusted OIBDA for the Starz Distribution business was negatively impacted by higher production and acquisition costs associated with films distributed for The Weinstein Company which is a lower margin product as compared to the Overture titles previously distributed.

Share Repurchases
From February 1, 2012 through April 30, 2012, 1.4 million shares of Series A Liberty Capital common stock (Nasdaq: LMCA) were purchased at an average cost per share of $86.53 for total cash consideration of $120.1 million. Since the reclassification of the original Liberty Capital tracking stock on March 4, 2008 through April 30, 2012, 56.4 million shares have been repurchased at an average cost per share of $30.26 for total cash consideration of $1.7 billion. These repurchases represent 43.7% of the shares outstanding at the time of the introduction of the original Liberty Capital stock. Liberty Media has approximately $1.0 billion remaining under its current stock repurchase authorization.

Liberty Media Corporation owns interests in a broad range of media, communications and entertainment businesses. Those interests include its subsidiaries Starz, LLC, Atlanta National League Baseball Club, Inc., and TruePosition, Inc., interests in SiriusXM and Live Nation and minority equity investments in Barnes & Noble, Time Warner Inc. and Viacom.

FOOTNOTES

1)
Liberty Media's President and CEO, Gregory B. Maffei, will discuss these highlights and other matters in Liberty Media's earnings conference call which will begin at 11:45 a.m. (ET) on May 8, 2012. For information regarding how to access the call, please see “Important Notice” later in this document.

2)	For a definition of adjusted OIBDA and applicable reconciliations see the accompanying schedules.

NOTES
Unless otherwise noted, the foregoing discussion compares financial information for the three months ended March 31, 2012 to the same period in 2011.

The following financial information is intended to supplement Liberty Media's condensed consolidated statements of operations to be included in its Form 10-Q.

Fair Value of Public Holdings

(amounts in millions)	12/31/2011	3/31/2012
SiriusXM debt and equity(1)	$5,092	6,368
Live Nation debt and equity(2)	350	392
Barnes & Noble investment(3)	253	232
Non-strategic public holdings(4)	1,187	1,175
Total Liberty Media	$6,882	8,167

(1)
Represents the fair value of Liberty Media's debt and equity investments in SiriusXM. The fair value of Liberty Media's convertible preferred stock is calculated on an as-if-converted basis into common stock. In accordance with GAAP, Liberty Media accounts for the convertible preferred stock using the equity method of accounting and includes this in its consolidated balance sheet at historical carrying value.

(2)
Represents the fair value of Liberty Media's debt and equity investments. In accordance with GAAP, Liberty Media accounts for its investment in the equity of Live Nation using the equity method of accounting and includes it in its consolidated balance sheet at its historical carrying value.

(3)	Represents the carrying value of Liberty Media's preferred equity investment in Barnes & Noble, which is accounted for at fair value on Liberty Media's balance sheet.

(4)	Represents Liberty Media's non-strategic public holdings which are accounted for at fair value.

Cash and Debt
The following presentation is provided to separately identify cash and liquid investments and debt information.

(amounts in millions)	12/31/2011	3/31/2012
Cash and liquid investments(1) (2)	$2,369	2,234
Less: Short-term marketable securities	299	319
Total Liberty Media Cash (GAAP)	$2,070	1,915

Debt:
Bank investment facility	$750	—
Starz bank facility	505	505
Other	40	39
Total Liberty Media Debt (GAAP)	$1,295	544

(1)	Includes $299 million and $319 million of short-term marketable securities with an original maturity greater than 90 days as of December 31, 2011 and March 31, 2012, respectively.

(2)	Excludes $660 million of restricted cash on December 31, 2011 associated with the bank investment facility which matured in March 2012.

Total Liberty Media cash and liquid investments decreased $135 million, primarily as a result of stock repurchases made during the quarter and payments related to financial instruments. These outflows were partially offset by cash provided by operating activities. Total Liberty Media debt decreased by $751 million as a result of the debt repayment on the bank investment facility and capital lease payments.

Important Notice: Liberty Media Corporation (Nasdaq: LMCA, LMCB) President and CEO, Gregory B. Maffei will discuss Liberty Media's earnings release in a conference call which will begin at 11:45 a.m. (ET) on May 8, 2012. The call can be accessed by dialing (877) 723-9523 or (719) 325-4771 at least 10 minutes prior to the start time. Replays of the conference call can be accessed until 12:15 p.m. (ET) May 15, 2012, by dialing (888) 203-1112 or (719) 457-0820 plus the pass code 7075453#. The call will also be broadcast live across the Internet and archived on our website. To access the webcast go to http://www.libertymedia.com/events. Links to this press release will also be available on the Liberty Media website.

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about business strategies, market potential, future financial prospects, new service and product launches including original content programming, new distribution platforms for our programming, the continuation of our stock repurchase plans, the potential physical settlement of our forward contract on SiriusXM stock and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, possible changes in market acceptance of new products or services, competitive issues, regulatory matters affecting our businesses, continued access to capital on terms acceptable to Liberty Media, changes in law and market conditions conducive to stock repurchases. These forward-looking statements speak only as of the date of this press release, and Liberty Media expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Media's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Media, including the most recent Forms 10-Q and 10-K, for additional information about Liberty Media and about the risks and uncertainties related to Liberty Media's business which may affect the statements made in this press release.

Contact: Courtnee Ulrich (720) 875-5420

SUPPLEMENTAL INFORMATION
As a supplement to Liberty Media's consolidated statements of operations, to be included in its Form 10-Q, the following is a presentation of quarterly financial information and operating metrics on a stand-alone basis for the largest privately held business (Starz, LLC) owned by Liberty Media at March 31, 2012, which Liberty Media has identified as a reportable segment.

Please see below for the definition of adjusted OIBDA and a discussion of why management believes the presentation of adjusted OIBDA provides useful information for investors. Schedule 2 to this press release provides a reconciliation of adjusted OIBDA for Starz, LLC to its operating income for the same period, as determined under GAAP.

QUARTERLY SUMMARY

(amounts in millions)	1Q11	2Q11	3Q11	4Q11	1Q12
Starz, LLC
Revenue	$391	403	389	432	405
Adjusted OIBDA	131	118	107	93	127
Operating income	124	112	101	87	120
Subscription units - Starz	18.8	19.0	19.0	19.6	20.1
Subscription units - Encore	33.1	32.9	32.8	33.2	33.6

NON-GAAP FINANCIAL MEASURES

This press release includes a presentation of adjusted OIBDA, which is a non-GAAP financial measure, for Liberty Media and Starz LLC, together with a reconciliation to that entity's operating income, as determined under GAAP. Liberty Media defines adjusted OIBDA as revenue less operating expenses, and selling, general and administrative expenses (excluding stock and other equity-based compensation) and excludes from that definition depreciation and amortization, restructuring and impairment charges and legal settlements that are included in the measurement of operating income pursuant to GAAP.

Liberty Media believes adjusted OIBDA is an important indicator of the operational strength and performance of its businesses, including each business' ability to service debt and fund capital expenditures. In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance. Because adjusted OIBDA is used as a measure of operating performance, Liberty Media views operating income as the most directly comparable GAAP measure. Adjusted OIBDA is not meant to replace or supersede operating income or any other GAAP measure, but rather to supplement such GAAP measures in order to present investors with the same information that Liberty Media's management considers in assessing the results of operations and performance of its assets. Please see the attached schedules for applicable reconciliations.

SCHEDULE 1

The following table provides a reconciliation of adjusted OIBDA for Liberty Media to operating income calculated in accordance with GAAP for the three months ended March 31, 2011, June 30, 2011, September 30, 2011, December 31, 2011 and March 31, 2012, respectively.

QUARTERLY SUMMARY

(amounts in millions)	1Q11	2Q11	3Q11	4Q11	1Q12
Liberty Media
Adjusted OIBDA	$484	124	129	323	110
Depreciation and amortization	(21)	(20)	(15)	(13)	(13)
Stock compensation expense	(11)	(10)	(3)	(8)	(8)
Gain (loss) on legal settlement	7	—	—	(9)	—
Operating Income	$459	94	111	293	89

SCHEDULE 2

The following table provides a reconciliation of adjusted OIBDA for Starz, LLC to its operating income calculated in accordance with GAAP for the three months ended March 31, 2011, June 30, 2011, September 30, 2011, December 31, 2011 and March 31, 2012, respectively.

QUARTERLY SUMMARY

(amounts in millions)	1Q11	2Q11	3Q11	4Q11	1Q12
Starz, LLC
Adjusted OIBDA	$131	118	107	93	127
Depreciation and amortization	(5)	(4)	(4)	(5)	(4)
Stock compensation expense	(2)	(2)	(2)	(1)	(3)
Operating Income	$124	112	101	87	120

LIBERTY MEDIA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET (unaudited)

	3/31/2012	12/31/2011
	amounts in millions
ASSETS
Current assets:
Cash and cash equivalents	$1,915	2,070
Trade and other receivables, net	272	288
Program rights	524	442
Short term marketable securities	319	299
Restricted cash	29	709
Financial instruments	220	—
Deferred income tax assets	44	61
Other current assets	57	45
Total current assets	3,380	3,914

Investments in available-for-sale securities and other cost investments	1,831	1,859
Investments in affiliates, accounted for using the equity method	550	567
Property and equipment, at cost	506	504
Accumulated depreciation	(297)	(289)
	209	215
Intangible assets not subject to amortization	475	475
Intangible assets subject to amortization, net	131	135
Program rights	323	320
Other assets, at cost, net of accumulated amortization	223	238
Total assets	$7,122	7,723

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$12	15
Accrued liabilities	322	313
Current portion of debt	4	754
Deferred revenue	133	63
Other current liabilities	76	85
Total current liabilities	547	1,230

Long-term debt	540	541
Deferred income tax liabilities	427	411
Other liabilities	287	290
Total liabilities	1,801	2,472

Equity:
Total stockholders' equity	5,327	5,261
Noncontrolling interests in equity of subsidiaries	(6)	(10)
Total equity	5,321	5,251
Commitments and contingencies
Total liabilities and equity	$7,122	7,723

LIBERTY MEDIA CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)

	Quarter ended
	3/31/2012	3/31/2011
	amounts in millions
REVENUE:
Communications and programming services	$440	973

OPERATING COSTS AND EXPENSES:
Operating	246	393
Selling, general and administrative, including stock-based compensation	92	107
Legal settlement	—	(7)
Depreciation and amortization	13	21
	351	514
Operating income	89	459

OTHER INCOME (EXPENSE):
Interest expense	(7)	(7)
Share of earnings (losses) of affiliates, net	(9)	(28)
Realized and unrealized gains (losses) on financial instruments, net	113	122
Other, net	26	23
	123	110
Earnings (loss) from continuing operations before income taxes	212	569
Income tax (expense) benefit	(74)	(237)
Net earnings (loss)	138	332
Less net earnings (loss) attributable to the noncontrolling interests	1	1
Net earnings (loss) attributable to Liberty Media Corporation shareholders	$137	331
Net earnings (loss) attributable to Liberty Media Corporation shareholders:
Liberty Capital common stock	$137	279
Liberty Starz common stock	NA	52
	$137	331

LIBERTY MEDIA CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (unaudited)

	Quarter ended
	3/31/2012	3/31/2011
	amounts in millions
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$138	332
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	13	21
Amortization of program rights	179	155
Cash payments for program rights	(216)	(142)
Stock-based compensation	8	11
Cash payments for stock-based compensation	(27)	(3)
Share of (earnings) losses of affiliates, net	9	28
Realized and unrealized (gains) losses on financial instruments, net	(113)	(122)
Losses (gains) on disposition of assets, net	—	2
Change in tax accounts from Liberty Interactive, net	—	36
Deferred income tax expense	35	177
Other noncash charges (credits), net	—	(375)
Changes in operating assets and liabilities
Current and other assets	(29)	(92)
Payables and other liabilities	97	237
Net cash provided (used) by operating activities	94	265

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash proceeds from dispositions	87	—
Proceeds (payments) on financial instruments, net	(183)	—
Investments in and loans to cost and equity investees	(2)	(19)
Repayment of loans by cost and equity investees	21	134
Capital expended for property and equipment	(2)	(3)
Net sales (purchases) of short term investments	(20)	165
Net (increase) decrease in restricted cash	680	(79)
Reattribution of cash to Liberty Interactive	—	(264)
Other investing activities, net	—	3
Net cash provided (used) by investing activities	581	(63)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of debt	—	1
Repayments of debt	(751)	(19)
Repurchases of Liberty common stock	(79)	(80)
Other financing activities, net	—	4
Net cash provided (used) by financing activities	(830)	(94)

Net increase (decrease) in cash and cash equivalents	(155)	108
Cash and cash equivalents at beginning of period	2,070	2,090

Cash and cash equivalents at end of period	$1,915	2,198